EXHIBIT 10.12

                       WESTMINSTER SECURITIES CORPORATION
                           100 WALL STREET, 7TH FLOOR
                               NEW YORK, NY  10005
                                 (212) 878-6500


BY  E-MAIL




March  17,  2005


Mr.  R.B.  Hutchinson
Chairman  and  CEO
Free  DA  Connection  Services
405-500  Union  Street
Seattle,  Washington  98101

REF:  ENGAGEMENT  LETTER  FOR SERVICES ("ENGAGEMENT LETTER") EFFECTIVE MARCH 17,
2005

Dear  Mr.  Hutchison:

We are pleased to submit to you this binding Engagement Letter (also referred to as the "Agreement") that sets forth the arrangement whereby Westminster Securities Corporation ("Westminster") will act as exclusive placement agent to Free DA Connection Services and its respective affiliates, subsidiaries, and/or successors (collectively referred to as the "Company"), to endeavor to secure financing on a best efforts basis (the "Financing" or the "Offering") and to advise the Company's management on matters to facilitate the growth of the Company, including but not limited to mergers and acquisitions. The terms of Agreement are as follows:

1  SERVICES:                              Westminster  will use its best efforts
to secure equity-based and/or debt-based funding and/or lines of credit for the Company in amounts and upon terms acceptable to the Company. Westminster may also, as the parties deem appropriate:

a. Assist the Company with its desire to have its equity publicly traded on a national exchange.

b. Introduce the Company to and advise about companies that are possible strategic partners and/or merger/acquisition candidates.

c. Render such other financial advisory and investment banking services as may from time to time be necessary or appropriate to accomplish the Company's objectives, as may be agreed upon by Westminster and the Company.

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2.  RETAINER:
Upon signing of this agreement, Free DA agrees to pay Westminster Securities the sum of $20,000.

3.  CONTINGENT  CASH  FEE:                                           Westminster
shall be entitled to receive and the Company shall pay to Westminster a commission ("Contingent Cash Fee"), calculated as a percentage of the amount raised from any source. Each such commission will be paid directly from escrow at any time and upon each time funds are disbursed to the Company, per the following schedule dependent upon the type of financing raised:

Equity-Based Funding ("Equity-Fee"): Ten Percent (10%) of any such equity-based funding.

Debt-Based Funding Convertible Into Equity (Convertible Fee"): Eight Percent (8%) of any such debt-based convertible funding, provided however that Westminster shall not be entitled to further fees or commissions upon any conversion of all or part of such convertible debt securities.

Non-convertible Debt ("Debt Fee"): Five Percent (5%) of any such nonconvertible debt-based funding.

4.  CONTINGENT  WARRANT  FEE:                                            a.
Equity-Based Funding and Debt-Based Funding Convertible Into Equity: At each closing of equity-based funding and/or debt-based funding convertible into equity, Westminster or its assignees shall, in addition to any Contingent Cash Fee, be entitled to receive warrants equal to Ten Percent (10%) of the number of shares issued or issuable in connection with such funding, exercisable on the same terms and at the same price paid by the investor(s).


b. Non-Convertible Debt: At any closing of non-convertible debt, Westminster or its assignees shall, in addition to any Contingent Cash Fee, be entitled to receive warrants to purchase a number of shares of the Company's common stock equal to Five Percent (5%) of the current outstanding shares of the company exercisable at a price of one cent per share.

5.  MERGER  OR  ACQUISITION  FEE  ("MERGER  FEE"):            In  the  event the
Company requests Westminster's assistance with regard to a merger with, acquisition of, or acquisition by another entity, either public or private, ("Transaction") the Company will pay Westminster a cash fee equal to Five percent (5%) of the total

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transaction value which includes (i) cash, notes,  securities and other property of value; (ii) liabilities (x) repaid or retired in connection with or in anticipation of a Transaction and/or (y) existing on the Company's balance sheet at the time the Transaction is consummated (if such Transaction takes the form of a sale of assets); (iii) payments to be made in installments; (iv) amounts paid or payable under consulting, supply, service, distribution, licensing or lease agreements not to compete or similar arrangements (including such payments to engagement ; and, (v) contingent payments (whether or not related to future earnings or operations ).
6.  EXCLUSIVITY/AUTHORITY:                    Upon execution hereof, Westminster
shall become the Company's exclusive financial advisor for all equity, debt, equity-linked or debt-linked placements for a period commencing on March 17, 2005 and ending on March 18, 2006 ("Initial Term") unless otherwise extended upon the mutual consent of the parties.

Westminster shall have the non-exclusive right to offer strategic alliances and merger and/or acquisition opportunities to the Company, subject to mutually agreed upon terms and conditions.

Westminster shall have the right to associate itself with other members of the National Association of Securities Dealers, Inc. ("NASD") and/or agents who will share in compensation. The selection of other agents shall be mutually agreeable between the Company and Westminster, but their compensation shall be at Westminster's sole discretion.

In the event of a corporate filing, Westminster shall have the right to receive financial statements concurrently with their filing by the Company with the Securities and Exchange Commission on the EDGAR System.

The twelve (12) month period immediately following the Initial Term of this Agreement shall be referred to as the "Tail Period". During the Tail Period, Westminster shall be entitled to receive, and the Company shall be obligated to pay to Westminster, the Equity Fee, Convertible Fee, Debt Fee, Contingent
Warrant Fee, and/or Merger Fee as defined in this Agreement for any such transactions entered into by the Company with any entity introduced directly or indirectly to the Company by Westminster or with whom Westminster was working on behalf of the Company at the Company's direction.

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WESTMINSTER  HEREBY  ACKNOWLEDGES  THAT  THE  COMPANY  IS UNDER NO OBLIGATION TO
ACCEPT  ANY  DEBT  OR  EQUITY  TRANSACTION  PRESENTED  BY  WESTMINSTER.

7.  INDEMNIFICATION:                         The  Company  agrees  to  indemnify
Westminster to the extent of and in accordance with the provisions of the attached Schedule A which is incorporated by reference herein and made a part hereof, and to provide such other indemnifications, representations and warranties as Westminster may reasonably and from time-to-time request.

8.  DUE  DILIGENCE:                         The  Company  shall  assist and take
whatever actions necessary to facilitate Westminster's due diligence review of the Company and its operation.

9.  EXPENSES:                              The  Company  shall,  at  its option,
make arrangement for, pre-pay and/or reimburse Westminster for its travel, entertainment, and other expenses and disbursements incurred by Westminster (and as approved by the Company) on the Company's behalf in furtherance of the purpose of this Agreement. Such expenses shall also include by way of example only: (i) legal and/or accounting fees for advice if and as required under this Agreement; (ii) escrow fees if required; and/or, (iii) printing and mailing costs.

Westminster shall notify the Company of the need for Financing memorandum and other Offering documents which may be required under this Agreement. Upon such notice, the Company shall issue funds to Feldman Weinstein LLP ("Feldman"), Westminster's securities counsel, in the amount of Seven Thousand, Five Hundred Dollars ($7,500) in connection with Feldman's services in preparation and review of such memoranda and other documents. Any unused advances will be promptly returned to the Company.

The Company shall, at its option, prepay or reimburse Westminster upon presentation for any costs incurred by Westminster for collection of any Contingent Cash Fee, Contingent Warrant Fee, and/or Expenses hereunder, including but not limited to reasonable attorney's' fees and court costs.

10. Neither party will make any public or other disclosures concerning the Financing or Offering or a Transaction without the prior written consent of the other party, subject to each party's legal obligations. Upon the completion of any funding, merger and/or acquisition, Westminster may request, subject to applicable rules and regulations,

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and  the  Company shall agree to place, at the Company's expense, an appropriate notice (commonly referred to as a "Tombstone") in the Wall Street Journal or other such publication as Westminster may reasonably direct.

11. Westminster shall not be obligated to provide advice or perform services to the Company that are not specifically addressed in this Agreement. In connection with Westminster providing the services described above, the Company shall provide Westminster with any information that Westminster reasonably requires. The Company hereby acknowledges that Westminster will be using and relying on said information without independent verification and that Westminster assumes no responsibility for the accuracy and completeness of any information provided to it by the Company.

12. The obligations of Westminster described in this Agreement consist solely of best efforts services to the Company. In no event shall Westminster be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company or to provide legal or accounting services. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance upon information or advice furnished by Westminster hereunder, shall be those of the Company or such affiliates, and Westminster shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

13. The Company hereby acknowledges that Westminster is not a fiduciary of the Company and that Westminster makes no representations or warranties regarding the Company's ability to secure financing, whether now or in the future.

14. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws principles or rules. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree to submit the dispute to binding arbitration in a venue located in New York, NY in accordance with the rules of the American Arbitration Association ("AAA"). The prevailing party shall be reimbursed by the nonprevailing party for all reasonable attorney's fees and costs (including all arbitration costs) incurred by the prevailing party in resolving such dispute.

15. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

16. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and authorized assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

17. This document contains the entire agreement between the parties with respect to the subject matter hereof, and neither party is relying on any agreement, representation, warranty, or other understanding not expressly stated herein.

18. The parties acknowledge that certain provisions of this Agreement must survive any termination or expiration thereof in order to be fair and equitable to the party to whom any promise or duty to perform is owed under such provision prior to such termination or expiration of the Agreement. Therefore, the parties agree that the provisions of paragraphs 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, and 19 shall survive the termination or expiration of this Agreement for the period required to meet and satisfy any obligations and promises arising therein and thereunder.

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19.  This  agreement  may  be  executed  in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between the Company and Westminster, please sign below where indicated.

Very  truly  yours,

WESTMINSTER  SECURITIES  CORPORATION


By:     ---------------------------
        John  O'Shea,  President


ACCEPTED  AND  AGREED  TO  AS  OF  THE  31st  DAY  OF  March,  2004.



FREE  DA  CONNECTION  SERVICES


By:     -------------------------------
        R.B.  Hutchison,  Chairman  and  CEO


ACCEPTED  AND  AGREED  TO  AS  OF  THE  31ST  DAY  OF  MARCH,  2005



















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SCHEDULE  A-  INDEMNIFICATION

Company agrees to indemnify Westminster, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Westminster, is referred to as an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including, all legal to other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to, liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made,
(ii) caused by or arising out of any act, or (iii) arising out of Westminster's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that Company will not be liable to the Indemnified Party hereunder to the extent that any damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be in addition to any other liability, which Company may otherwise have to any Indemnified Party.

If for any reason other than a final non-appealable judgment finding any Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by Company and its shareholders on the one hand and Westminster on the other, but also the relative fault of Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received by Westminster hereunder.

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will promptly notify Company in writing of the receipt or commencement thereof; however Company shall not have the right to assume the defense of such claim or action (including the employment of counsel). The Indemnified Party shall have the right to retain counsel reasonably satisfactory to Company, at Company's expense, to represent the Indemnified Party in any claim or action in respect of which indemnity may be sought and agrees to cooperate with Company and Company's counsel in the defense of such claim or action. The omission by an Indemnified Party to promptly notify Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve Company from any liability Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices Company's ability to defend such claim or action. Company shall not be liable for any settlement of any such claim or action effected without its prior written consent, which shall not be unreasonably withheld or delayed.

Initials  ---------                    Initials  ----------

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